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                                                              EXHIBIT 23.1





                      CONSENT OF INDEPENDENT AUDITORS




We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) pertaining to the Toll Brothers, Inc. Key Executives and Non-Employee Directors Stock Option Plan (1993), as amended, and to the incorporation by reference therein of our report dated December 8, 1994, with respect to the consolidated financial statements and schedule of Toll Brothers, Inc. included in its Annual Report (Form 10-K) for the year ended October 31, 1994, filed with the Securities and Exchange Commission.


                              /s/ Ernst & Young LLP


Philadelphia, Pennsylvania
June 13, 1995